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                                                                      EXHIBIT 21

UNITED RENTALS SUBSIDIARIES

     NAME                                 JURISDICTION OF INCORPORATION

Mercer Equipment Company, Inc.             North Carolina
Gene's Village Rental & Sales, Inc.        South Carolina
Access Rentals, Inc.                       New York
BNR Equipment, Inc.                        New York
United Rentals Of Canada, Inc.             Canada
Access Lift Equipment, Inc.                Canada
Manchester Equipment Rental & Sales, Inc.  Connecticut
Darien Rental Services, Inc.               Connecticut
Anchor Rental, Inc.                        Connecticut
ASC Equipment Co., Inc.                    North Carolina
Coran Enterprises, Inc.                    California
A&A Tool Rentals & Sales, Inc.             California
Rent-It-Center, Inc.                       Utah
J&J Rental Services, Inc.                  Texas
Bronco Hi-Lift, Inc.                       Colorado
Mission Valley Rentals, Inc.               California
River City Machinery, Inc.                 Texas
Pro Rentals, Inc.                          Washington
San Leandro Equipment Rentals
 Service, Inc.                             California
Nevada High Reach Equipment, Inc.          Nevada
Rents Et. Al., Inc.                        California